EXECUTION VERSION

REVOLVING PROMISSORY NOTE

New York, New York
US$50,000,00.00	as of October 8, 2010

FOR VALUE RECEIVED, XO Communications, LLC (together with its successors and assigns, the “Borrower”), HEREBY UNCONDITIONALLY PROMISES TO PAY to, or to the order of, Arnos Corp. (together with its successors and assigns, the “Lender”), on the terms hereinafter set forth, the principal sum of FIFTY MILLION DOLLARS ($50,000,000.00), or such lesser amount as is outstanding from time to time as set forth on Schedule 1 hereto, together with interest thereon for such periods, on such dates and at such rates as set forth in Section 1 of this Note.

The Borrower further promises to pay the Undrawn Amount Fee (as hereinafter defined), and any other amounts owed hereunder as such Undrawn Amount Fee and other amounts shall become due and payable pursuant to the terms hereof.

1.           Interest.  The principal amount of each borrowing under this Promissory Note (this “Note”) outstanding from time to time as set forth on Schedule 1 hereto shall bear interest at a rate equal to the greater of (x) the LIBOR Rate plus 525 basis points, per annum and (y) 6.75%, per annum, which interest shall accrue daily and be compounded quarterly and shall be computed on the basis of the actual number of days elapsed over a 360-day year.  Such interest shall commence to accrue on the date of each applicable borrowing and shall be due and paid in arrears on or, at the Borrower’s option, before, each of April 8, 2011 (to the extent outstanding on such date) and the Maturity Date (as defined below) or such earlier date as principal, interest, the Undrawn Amount Fee and/or other amounts shall become due and payable pursuant to the terms hereof (provided that if any such day is not a Business Day (as hereinafter defined), such payment shall be made on the immediately following Business Day with no additional interest accruing thereon, if so made).  To the extent any payment of interest is made prior to 12:00 noon (New York City time) on the date of such payment, no interest shall accrue on such date with respect to such payment.  To the extent any payment of interest is made after 12:00 noon (New York City time) on the date of such payment, interest shall accrue and be payable on such date with respect to such payment.

Notwithstanding the foregoing, during any period in which an Event of Default exists, the principal amount of each borrowing outstanding under this Note shall bear interest at a rate equal to the greater of (x) the LIBOR Rate plus 725 basis points, per annum and (y) 8.75%, per annum (such rate, the “Default Rate”), which interest shall be compounded quarterly and shall be computed on the basis of the actual number of days elapsed over a 360-day year.  Any amounts payable hereunder that are not paid when due (whether principal, interest, Undrawn Amount Fees or other amounts) shall, to the fullest extent permitted by applicable law, bear interest at the Default Rate.  Anything contained in this Note or any other related document to the contrary notwithstanding, the Lender does not intend to charge, and the Borrower shall not be required to pay, whether under this Note or any other related document, any amount to the extent in excess of the maximum amount permitted under applicable law, and the Lender shall, at Lender’s discretion, either return any such excess amount or same shall be credited against the principal or other amounts due hereunder.

As used in this Note, the term “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City, New York are authorized or required by law to close.

As used in this Note, the term “LIBOR Rate” means, with respect to any borrowing under this Note, the rate appearing on Bloomberg’s British Banker’s Association rate page (or on any successor or substitute page) at approximately 11:00 a.m., London time, one Business Day prior to the disbursement of funds in respect of such borrowing, as the rate for U.S. dollar deposits for a period equal to six (6) months. In the event that such rate is not available on such page at such time for any reason, then the “LIBOR Rate” with respect to such borrowing under this Note shall be determined by reference to any analogous page of another quotation service providing quotations comparable to those currently provided on such page for interest rates applicable to U.S. dollar deposits in the London interbank market, as reasonably determined by the Lender.

2.           Undrawn Amount Fee.  The Borrower shall pay to the Lender a Undrawn Amount Fee (the “Undrawn Amount Fee”) for the period from and including the date hereof to but excluding the Maturity Date equal to 0.75%, per annum, of the average daily unused amount of the Commitment (as defined below), which fee shall accrue daily and be computed on the basis of the actual number of days elapsed over a 360-day year and shall be paid in arrears on each of April 8, 2011 (including interest accrued on such date) and the Maturity Date.

As used in this Note, the term “Commitment” means, as of any date, the Maximum Amount (as defined below) less the aggregate principal amount outstanding hereunder on such date.

3.           Maturity Date.  The outstanding principal amount under this Note, together with all then accrued but unpaid interest thereon, any unpaid Undrawn Amount Fees and any other amounts then due and payable hereunder, shall be due and paid by Borrower on the earliest of (i) October 8, 2011, (ii) the date on which any financing transaction, whether for debt or equity, is consummated by Borrower and/or any Guarantor (as defined below) in an amount equal to or greater than $50,000,000 and (iii) a date selected by Borrower that is prior to October 8, 2011, provided such date is contained in a written notice delivered to Lender at least two Business Days prior to such earlier date (the earliest of such dates, the “Maturity Date”).  No further borrowings shall be permitted after the Maturity Date.

4.           Requests for Borrowing.  From time to time following the date hereof through the Maturity Date, the Borrower may make a written request to borrow from the Lender principal amounts under this Note up to a maximum amount not to exceed, together with the aggregate principal amount then outstanding under this Note, FIFTY MILLION DOLLARS ($50,000,000.00), in the aggregate (the “Maximum Amount”).  Such borrowings shall be in increments of $1,000,000 each, or whole multiples of $1,000,000 in excess thereof, (or if the then aggregate amount available for borrowing under this Note is less than $1,000,000, such aggregate lesser amount).  Within two (2) Business Days following Lender’s receipt of any such borrowing request, the Lender shall arrange to lend and disburse such monies to the Borrower so long as, and to the extent, the aggregate principal amount outstanding under this Note, after giving effect to such borrowing, does not exceed the Maximum Amount.

Simultaneously with any borrowing hereunder, the Lender shall update Schedule 1 hereto accurately to reflect any amounts to be so borrowed and the aggregate principal amount outstanding under this Note after giving effect thereto and, upon approval thereof by the Borrower, the Lender and the Borrower shall each affix the initials of their respective authorized representatives to such updated Schedule 1, which shall thereafter constitute prima faciae evidence of the aggregate principal amount due hereunder.

Disbursement of any monies by the Lender in connection with a borrowing hereunder shall be made to the Borrower by wire transfer of immediately available funds in accordance with the instructions that the Borrower specifies to the Lender in the applicable written request.

5.           Payments.  The Borrower may prepay all or any portion of this Note at any time without premium or penalty; provided that any partial prepayment hereunder shall be in increments of $1,000,000 each, or whole multiples of $1,000,000 in excess thereof (or if the then aggregate amount outstanding under this Note is less than $1,000,000, such lesser aggregate amount).  All payments made on this Note shall be made to the Lender by wire transfer of immediately available funds in accordance with the instructions that the Lender may specify to the Borrower in writing from time to time.  All payments to the Lender received from the Borrower hereunder shall be applied first, to the payment of any Expenses owed to the Lender that are then due and payable pursuant to the terms of this Note, second, to the payment of any accrued Undrawn Amount Fees that are then due and payable pursuant to the terms of this Note, third, to the payment of accrued interest that is then due and payable pursuant to the terms of this Note, and fourth, to reduce the principal balance hereunder.  Any payments of Expenses, Undrawn Amount Fees, principal or interest shall be made in U.S. dollars and in immediately available funds and without deduction or reduction of any kind (whether for set-off, recoupment or otherwise).

Simultaneously with any prepayment hereunder, the Lender shall update Schedule 1 hereto accurately to reflect any amounts to be so prepaid and the aggregate principal amount outstanding under this Note after giving effect thereto and, upon approval thereof by the Borrower, the Lender and the Borrower shall each affix the initials of their respective authorized representatives to such updated Schedule 1, which shall thereafter constitute prima faciae evidence of the aggregate principal amount due hereunder.

6.           Representations and Warranties.  The Borrower hereby represents and warrants to the Lender that (a) this Note when executed and delivered by the Borrower shall constitute a valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject only to laws of general application relating to bankruptcy, insolvency and the relief of debtors; (b) the Borrower is not in violation or default of any mortgage, indenture, agreement, instrument or contract to which it is a party or by which it is bound, except where such violation or default would not reasonably be expected to have a material adverse effect on (x) the ability of the Borrower to perform its obligations hereunder or (y) the validity or enforceability of this Note; and (c) the execution, delivery and performance by the Borrower of this Note and the consummation of the transactions contemplated hereby, will not result in any such violation or default or an event that results in the creation of any material lien, charge or encumbrance upon any assets of the Borrower.

7.           Event of Default.  This Note shall become immediately due and payable upon the occurrence of an Event of Default, whereupon the unpaid principal of this Note and all accrued and unpaid interest, accrued Undrawn Amount Fees and any other amounts owed hereunder shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.  For purposes of this Note, the occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a)           any failure by the Borrower to pay to the Lender on the Maturity Date an amount equal to the then outstanding aggregate principal amount of this Note together with all accrued but unpaid interest thereon (and any other amounts owed hereunder);

(b)           any failure by the Borrower to pay to the Lender on or before the applicable due date thereof (as provided by this Note), any interest payment, Undrawn Amount Fees, payment of Expenses and any other payment as and when due hereunder, which failure remains uncured for a period of ten (10) days following the applicable due date thereof; or

(c)           any material breach by the Borrower of any other terms or provisions of this Note, which breach remains uncured for a period of ten (10) days following (x) the date on which the Lender apprises the Borrower in writing of the existence of such breach or (y) the date on which the Borrower otherwise becomes aware of the existence of such breach.

8.           Assignment; Transfers; Successors.  This Note may not be transferred, assigned, pledged or encumbered, in whole or in part, by the Borrower and the Borrower may not assign any rights or delegate any of its obligations under this Note, in each case without the prior written consent of the Lender.  This Note may, with reasonable prior written notice to the Borrower, be transferred, assigned, pledged or encumbered, in whole or in part, by the Lender without the prior written consent of the Borrower.  Subject to the foregoing, this Note shall inure to the benefit of and be binding upon the successors and permitted assigns of the Borrower and the Lender.  There are no third party beneficiaries of this Note.

9.           Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made only with the written consent of each of the Borrower and the Lender. No failure or delay by the Lender to insist upon the strict performance of any term or condition of this Note, or to exercise any right or remedy consequent upon a breach thereof, shall constitute, or be deemed to constitute, a waiver of any such term or condition or of any such breach, or preclude the Lender from exercising any such right or remedy at any later time or times.  By accepting payment after the due date of any amount payable under the terms of this Note, the Lender shall not be deemed to have waived the right either to require prompt payment when due of all other amounts payable under the terms of this Note or to declare an Event of Default for the failure to effect such prompt payment of any such other amount.  No course of dealing or conduct shall be effective to modify, waive or release any provision of this Note.

10.           Costs and Expenses; Indemnity.  The Borrower hereby agrees to pay all of the Lender’s costs of collection or attempting to collect the same and any other enforcement of this Note, including without limitation, reasonable attorneys’ fees and disbursements and court costs (including those incurred in connection with any appeal) (the foregoing costs and expenses being referred to herein as “Expenses”). The Borrower shall protect, defend, indemnify and save harmless the Lender and any of its affiliates and their respective officers, directors, members, partners, stockholders, controlling persons and employees (each an “Indemnitee”), from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including without limitation reasonable attorneys' fees and expenses), imposed upon or incurred by or asserted against any Indemnitee by reason of or in connection with the extension of credit by the Lender pursuant to this Note or any of the terms thereof. The obligations and liabilities of the Borrower under the foregoing sentence shall survive any termination, satisfaction, or assignment of this Note or the indebtedness covered hereunder.

11.           Guaranty.  Any and all amounts owing pursuant to this Note are guaranteed in accordance with the terms of that certain Guaranty, dated as of the date hereof, executed by the following affiliates of the Borrower for the benefit of the Lender:  XO Holdings, Inc., Telecommunications of Nevada, LLC, V&K Holdings, Inc., XO International Holdings, Inc., XO International, Inc., and XO Nevada Merger Sub, Inc. (collectively, the “Guarantors”).

12.           Certain Waivers.  The Borrower hereby waives presentment, demand, protest, notice of acceptance, notice of dishonor, notice of protest and all other notices of any kind.  Should any indebtedness represented by this Note be collected at law or in equity or in bankruptcy or other proceedings after demand therefore has been made, or should this Note be placed in the hands of attorneys for collection after default.

13.           WAIVER OF JURY TRIAL.  EACH OF THE BORROWER AND THE LENDER, BY ITS ACCEPTANCE OF THIS NOTE, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS NOTE OR ANY CLAIM RELATING THERETO.

14.           Notices.  All notices hereunder shall be given in writing and shall be deemed delivered when received by the party to whom such notice is addressed at the address set forth below such party’s signature or at such other address as may be specified by such party from time to time.

15.           Governing Law; Jurisdiction.  This Note and the legality, validity and performance of the terms hereof is made in accordance with and shall be construed under the laws of the State of New York, without regard to the conflicts of law principles thereof that would result in the application of any law other than the law of the State of New York.  Each of the Lender and the Borrower hereby (a) submits to the exclusive jurisdiction of any state or federal court sitting in New York, New York in any action or proceeding arising out of or relating to this Note, (b) irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding, and (c) agrees that venue therein is proper and convenient.

16.           Counterparts.  This Note may be executed in counterparts, each of which shall be considered an original but all of which together shall be deemed one instrument.

BORROWER:

XO COMMUNICATIONS, LLC

/s/ Laura W. Thomas
Name:	Laura W. Thomas
Title:	Senior Vice President, Chief Financial Officer and Manager

Address:	13865 Sunrise Valley Drive
Herndon, Virginia 20171
	Facsimile:	703-547-2025
	Attention:	General Counsel

ACCEPTED AND AGREED
AS OF THE DATE FIRST
WRITTEN ABOVE:

LENDER:

ARNOS CORP.

/s/ Edward E. Mattner
Name:	Edward E. Mattner
Title:	Authorized Signatory

Address:	c/o Icahn Associates Corp.
767 Fifth Avenue, 46th Floor
New York, New York 10153
	Facsimile:	650-328-6345
	Attention:	Chief Financial Officer

[PROMISSORY NOTE, DATED OCTOBER 8, 2010, EVIDENCING REVOLVING LOAN OF $50,000,000.00 FROM ARNOS CORP. TO XO COMMUNICATIONS, LLC, DUE OCTOBER 8, 2011]

Schedule 1

Date of Borrowing/ Prepayment	Amount of Borrowing/ Prepayment	Aggregate Amount Outstanding after Borrowing/ Prepayment	Lender’s Initials	Borrower’s Initials